Exhibit 10.3

FUNDING AGREEMENT

This Funding Agreement (“Agreement”) is made and entered into as of March 20, 2015, by and among CiG Wireless Corp., a Nevada corporation (the “Company”), Fir Tree Capital Opportunity (LN) Master Fund, L.P. (“Holder LP”), and Fir Tree REF III Tower LLC (“Holder LLC”, and together with Holder LP, the “Series A Holders”). Capitalized terms used in this Agreement that are not defined herein shall have the meaning given to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, the Series A Holders are the holders of certain shares of Series A-1 Non-Convertible Preferred Stock and Series A-2 Convertible Preferred Stock of the Company;

WHEREAS, concurrently with the execution of this Agreement, the Company is entering into an Agreement and Plan of Merger (as amended, restated or supplemented from time to time, the “Merger Agreement”), with Vertical Bridge Acquisitions, LLC (“Parent”) and Vertical Steel Merger Sub Inc. (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving as a wholly-owned Subsidiary of Parent (the “Merger”);

WHEREAS, in accordance with the Charter Documents, the holders of the Series B Preferred Stock and the Common Stock (collectively, the “Junior Holders”) are not entitled to receive any portion of the Merger Consideration and, pursuant to the Merger Agreement, each share of Series B Preferred Stock and Common Stock issued and outstanding immediately prior to the Effective Time will no longer be outstanding and will automatically be canceled and shall cease to exist and no consideration in the Merger shall be delivered in exchange therefor, and each holder of (x) a certificate that immediately prior to the Effective Time represented any such shares of Series B Preferred Stock or Common Stock or (y) any such uncertificated shares of Series B Preferred Stock or Common Stock, shall cease to have any rights with respect thereto;

WHEREAS, the Company Board established a special committee of the Company Board (the “Special Committee”) to which the Company Board delegated the power and authority of the Company Board to establish, approve, modify, monitor, and direct the process and procedures related to the review and evaluation of the proposed Merger, subject in all respects to the Charter Documents and applicable Law; and

WHEREAS, at the request of the Special Committee, the Series A Holders have agreed, contingent and effective upon the consummation of the Merger or, if applicable, the closing of an alternative transaction pursuant to an Alternative Acquisition Agreement (as applicable, a “Triggering Transaction”) and upon the other terms and conditions set forth herein, to fund an escrow after any such closing whereby the Series A Holders will allocate a portion of the merger consideration received by them pursuant to a Triggering Transaction to the Junior Holders in consideration of, among other things, their execution of a general release.

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound, agree as follows:

1

ARTICLE I

AGREEMENTS

Section 1.1 Funding of Escrow. Subject to the terms and conditions hereof, on or prior to the fifteenth (15th) calendar day (the “Funding Deadline”) after the Closing Date (as hereinafter defined), the Series A Holders shall deposit with a third-party escrow and paying agent selected by the Series A Holders (the “Paying Agent”), in immediately available funds, to the account designated by the Paying Agent, an amount equal to the Escrow Amount (as hereinafter defined), in accordance with the terms of this Agreement and the escrow agreement to be entered into by and among the Series A Holders and the Paying Agent prior to the Closing Date, and which shall be consistent with the terms of this Agreement and reasonably acceptable to the Special Committee (the “Escrow Agreement”). As used herein, the term “Escrow Amount” shall mean the sum of (a) One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) plus, in the event the Merger Consideration (as defined and calculated in the Merger Agreement, or as calculated on substantially similar terms in the applicable Alternative Acquisition Agreement, the “Aggregate Consideration”) exceeds One Hundred Fifty Million Dollars ($150,000,000), an amount equal to (b) the lesser of (A) the product of (x) 0.25 multiplied by (y) the amount by which such Aggregate Consideration exceeds One Hundred Fifty Million Dollars ($150,000,000), and (B) 0.25 multiplied by the difference between (x) the maximum amount of consideration payable in the Triggering Transaction under the Charter Documents before which the Junior Holders shall become entitled to a pro rata share of such consideration, after giving effect to repayment of all Indebtedness of the Company and the Company Subsidiaries and all out-of-pocket costs, fees and expenses incurred by the Company and the Company Subsidiaries in connection with the Triggering Transaction, minus (y) One Hundred Fifty Million Dollars ($150,000,000) (the amount in this clause (B), the “Sharing Cap”). For the avoidance of doubt, the Junior Holders’ rights to their respective pro rata share of the Aggregate Consideration in excess of the Sharing Cap that they are entitled to receive under the Charter Documents in connection with the consummation of the Triggering Transaction are not reduced or otherwise modified by this Agreement.

Section 1.2 Disbursement of Escrow Amount.

(a) On or prior to the Closing Date, (x) the Special Committee shall, after consultation with its financial advisors, deliver to the Series A Holders and the Paying Agent a written notice (the “Allocation Schedule”) setting forth (i) the allocation of the Escrow Amount, on a percentage basis, as between the Series B Preferred Stock and the Common Stock and (ii) the per share amount to be paid to each class or series of Junior Holder out of the Escrow Amount, which notice shall be subject to the reasonable review by, and the calculation of the per share amount subject to the reasonable approval of, the Series A Holders, and (y) the Company shall deliver written instructions to the Paying Agent for its use in obtaining the record holder information for the Junior Holders to effectuate the mailing of the claims documentation to the Junior Holders in accordance with industry practices and applicable law.

(b) Prior to the Funding Deadline, the Series A Holders shall direct the Paying Agent, subject to Section 1.2(c) below, to disburse the Escrow Amount in accordance with the Allocation Schedule to each Junior Holder; provided that in order to receive any such payment, a Junior Holder shall have duly executed and completed all claims documentation in accordance with the instructions thereto.

(c) Except as set forth in Section 1.2(b) and 1.2(d), the sole obligation of the Series A Holders with respect to this Agreement shall be to deposit the Escrow Amount pursuant to Section 1.1 and to retain the Paying Agent to effect the payments to the Junior Holders as contemplated by Section 1.2(b). The Paying Agent shall be solely responsible for establishing the timing and procedures for submitting and paying claims against the Escrow Amount and for processing disbursements thereof in accordance therewith; provided, however, that all claims documentation distributed by the Paying Agent shall be prepared, prior to the Closing Date, by the Series A Holders and shall include such reasonable terms and conditions as they shall determine, subject to review by (but not the approval of) the Special Committee, including, without limitation, a full general release in respect of their shares and their statuses as stockholders, as well as all interests in and/or contractual or business relationships with the released parties and dissenters’ or appraisal rights, in favor of the Company, its Affiliates and their respective officers, directors, managers, employees, partners, members and stockholders. Notwithstanding anything to the contrary contained herein, in the Escrow Agreement, or any in claims documentation, the receipt of any portion of the Escrow Amount by a Junior Holder shall be conditioned upon the receipt of such Junior Holder’s signature to the aforesaid general release. Neither the Series A Holders nor the Company shall be liable for any acts or omissions of the Paying Agent in complying with its obligations under the escrow agreement or otherwise in facilitating the claims process or disbursement of the Escrow Amount.

(d) All costs, fees and expenses of the Paying Agent shall be borne by the Series A Holders.

Section 1.3 Release of Escrow Amount. On the four (4) month anniversary of the deposit of the Escrow Amount, the Paying Agent shall release the Escrow Amount (to the extent not utilized to satisfy claims in accordance with Section 1.2) to the Series A Holders and the escrow account established pursuant to the Escrow Agreement shall thereupon terminate. Upon such termination, neither the Series A Holders nor any of their Affiliates shall have any further liability under this Agreement or otherwise.

ARTICLE II
MISCELLANEOUS

Section 2.1 Effectiveness; Termination. This Agreement shall only become effective contingent and effective upon the closing of a Triggering Transaction; provided, however, this Agreement shall terminate immediately without further action, notice or deed, if the Merger Agreement and any Alternative Acquisition Agreement, as applicable, have been terminated in accordance with their terms.

Section 2.2 Limitation of Liability; No Duties. Neither the Series A Holders nor any of their respective Affiliates or representatives shall have any legal, fiduciary or other duty to any Person, including, without limitation, the Company or any Junior Holder, with respect to the transactions contemplated hereby, and shall have no liability in respect of any loss whatsoever resulting from participation in the claim process. The Company and the Series A Holders expressly disclaim any and all liability for representations, warranties or statements contained in any material furnished or information orally transmitted by the Paying Agent in connection with the claim process. Further, except for the obligations of the Series A Holders expressly set forth in Article I hereof, neither the Series A Holders nor any of their respective Affiliates or representatives will have any obligations whatsoever to the Company with respect to the transactions contemplated hereby nor will have any obligations whatsoever to any Junior Holder. The Junior Holders shall look solely to the Paying Agent, in its capacity as paying agent with respect to the Escrow Amount and solely to the extent thereof, for the payment of any amounts, or otherwise with respect to any claims, under this Agreement. None of the Series A Holders, the Company or any of their respective Affiliates shall have any liability to any Junior Holder for any payments contemplated by this Agreement, whether due to the error, omission or inaction of the Paying Agent or otherwise; the Series A Holders’ sole obligation is the deposit of the Escrow Amount and retention of the Paying Agent pursuant to Section 1.1.

Section 2.3 Amendments and Waivers. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. No consent to or waiver of any provision of or breach under this Agreement shall be valid or effective unless in writing and signed by the party giving such waiver, and no waiver of any provision or breach shall constitute a waiver with respect to any other provision or breach, whether or not of similar nature. Failure on the part of any party hereto to insist in any instance upon strict, complete and timely performance by another party hereto of any provision of or obligation under this Agreement shall not constitute a waiver by such party of any of its rights under this Agreement or otherwise.

Section 2.4 Entire Agreement; Third Party Beneficiaries. This Agreement contains the entire agreement among the parties hereto with respect to the transactions contemplated hereby and the subject matter thereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to such matters. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Other than the parties hereto, this Agreement is not intended to, and does not, confer upon any Person, including, without limitation, any Junior Holder, any legal or equitable rights or remedies and nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any Person or entity not a direct party to this Agreement.

Section 2.5 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any terms or provisions of this Agreement in any other jurisdiction so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party or such party waives its rights under this Section 2.5 with respect thereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 2.6 Notices. All notices, requests and other communications hereunder shall be in writing (including facsimile transmission and electronic mail transmission, so long as a receipt of such e-mail is requested and received) and shall be given in accordance with Section 8.05 of the Merger Agreement.

Section 2.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 2.8 Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or similar electronic means), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 2.9 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

(b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the courts of the State of Nevada and any appellate court thereof or any court of the United States located in the State of Nevada, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such courts, (iii) waives, to the fullest extent it may legally and effectively do so any objection which it may now or hereafter have to venue of any such action or proceeding in such courts, and (iv) waives, to the fullest extent permitted by law, the defense of any inconvenient forum to the maintenance of such action or proceeding in such courts. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the parties to this Agreement irrevocably consents to service of process in any such action or proceeding in the manner provided for notices in Section 2.6 of this Agreement; provided, however, that nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS CONTAINED IN THIS SECTION 2.9(c).

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

COMPANY

CIG WIRELESS CORP.

By:	/s/ Paul McGinn
Name:	Paul McGinn
Title:	Chief Executive Officer

SERIES A HOLDERS:

FIR TREE CAPITAL OPPORTUNITY (LN) MASTER FUND, L.P. By: Fir Tree Inc., its Manager
By:	/s/ Brian Meyer
Name:	Brian Meyer
Title:	General Counsel

FIR TREE REF III TOWER LLC

By: Fir Tree Inc., its Manager

By:	/s/ Brian Meyer
Name:	Brian Meyer
Title:	General Counsel

[Signature Page to Funding Agreement]